AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6, 1999
                                                 REGISTRATION NO. 333-________

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                  ------------
                                TOYS "R" US, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  22-3260693
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

                                  461 FROM ROAD
                            PARAMUS, NEW JERSEY 07652
                                 (201) 262-7800
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                TOYS "R" US, INC.
                             NON-EMPLOYEE DIRECTORS'
                                 STOCK UNIT PLAN
                                STOCK OPTION PLAN
                           DEFERRED COMPENSATION PLAN
                            (Full Title of the Plans)

                                 LOUIS LIPSCHITZ
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                TOYS "R" US, INC.
                                  461 FROM ROAD
                            PARAMUS, NEW JERSEY 07652
                                 (201) 262-7800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                              DENNIS J. BLOCK, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000

                               ------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
  TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
        SECURITIES                AMOUNT TO BE            OFFERING                AGGREGATE          REGISTRATION
     TO BE REGISTERED              REGISTERED          PRICE PER UNIT          OFFERING PRICE             FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value
   $.10 per share (1)(2)(3)       1,199,013 shares        $21.28(4)            $25,514,996(4)           $7,093.17
===================================================================================================================

(1) To be issued pursuant to the Registrant's Non-Employee Directors' Stock Unit Plan (the "Unit Plan"), Non-Employee Directors' Stock Option Plan (the "Option Plan") or Non-Employee Directors' Deferred Compensation Plan (the "Deferred Compensation Plan") in any combination. Options may be granted with respect to a maximum of 1,000,000 shares of the Registrant's Common Stock under the Option Plan. 199,013 shares represent an estimate of the maximum number of shares issuable under the Unit Plan and the Deferred Compensation Plan.

(2) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the Unit Plan and the Option Plan.

(3) On January 7, 1998, the Registrant entered into a Rights Agreement with American Stock Transfer & Trust Company and declared a dividend distribution of one right for each outstanding share of Common Stock to stockholders of record on January 22, 1998. The rights attached to all shares of Common Stock outstanding on such date and thereafter to all shares of Common Stock issued. The shares of Common Stock registered hereby to be issued pursuant to the Unit Plan, Option Plan and Deferred Compensation Plan include such rights. Such rights are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Value attributable to such rights, if any, is reflected in the market price of the Common Stock, and such rights are issued for no additional consideration. Accordingly, there is no offering price for the rights, and no registration fee is required.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act, based on the average of the high and low prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on June 29, 1999.

                               EXPLANATORY NOTE

    This Registration Statement is being filed by Toys "R" Us, Inc., a Delaware corporation (the "Company") in order to register: (i) 1,000,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), the maximum number of shares as to which options may be granted under the Toys "R" Us, Inc. Non-Employee Directors' Stock Option Plan (the "1999 Directors' Option Plan"); and (ii) 199,013 shares of Common Stock, estimated to be the maximum number of shares issuable under the Toys "R" Us, Inc. Non-Employee Directors' Stock Unit Plan (the "1999 Directors' Unit Plan") and the Toys "R" Us, Inc. Non-Employee Directors' Deferred Compensation Plan (the "1999 Directors' Deferred Plan").

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The documents containing information specified in Part I of Form S-8 will be sent or given to non-employee directors eligible to participate in each of the
1999 Directors' Unit Plan, the 1999 Directors' Option Plan and the 1999 Directors' Deferred Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1999, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        2. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on June 9, 1999, filed pursuant to Section 14 of the Exchange Act.

        3. The Company's Quarterly Report on Form 10-Q for the quarterly period ended May 1, 1999 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

        4. The Company's Current Report on Form 8-K dated April 16, 1999.

        5. The description of the Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on June 18, 1979, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The legality of the issuance of the Common Stock being registered hereby is being passed upon by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, counsel for the Company. Dennis J. Block, a member of Cadwalader, Wickersham & Taft, is the Secretary of the Company.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Limitation of Directors' Liability.

    The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions,
(iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission prior to the adoption of such a provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability for monetary damages of its directors to the full extent permitted under the DGCL.

Indemnification and Insurance.

    The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's Restated Certificate of Incorporation provides that a director or officer who is a party to any action, suit or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company has entered into indemnification agreements with each of its directors and intends to enter into indemnification agreements with each of its future directors. Pursuant to such indemnification agreements, the Company has agreed to indemnify its directors against certain liabilities, including any liabilities arising out of this Registration Statement. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

    For the undertaking with respect to indemnification, see Item 9.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8.     EXHIBITS.

            Exhibit
            No.           Document
            ---           --------

            4.1       -   Restated   Certificate   of   Incorporation   of   the
                          Registrant (filed on January 2, 1996). Incorporated herein by reference to Exhibit 3.1 to the Form 8-B.

            4.2       -   Amended and Restated  By-Laws of the Registrant (as of
                          January 1, 1996).  Incorporated herein by reference to
                          Exhibit 3.2 to the Form 8-B. An amendment  dated March
                          11, 1997 to Amended and Restated By-Laws. Incorporated herein by reference to Exhibit 3B to the Registrant's
                          Annual  Report on Form 10-K for the year ended January
                          31, 1998.

            4.3       -   Amended and  Restated  Rights  Agreement,  dated as of
                          April 16, 1999  between Toys "R" Us, Inc. and American
                          Stock Transfer & Trust Company. Incorporated herein by reference to Exhibit 1 to the Registrant's Current
                          Report on Form 8-K dated April 16, 1999.

            Exhibit
            No.           Document
            ---           --------

            4.4       -   Toys "R" Us, Inc.  Non-Employee  Directors' Stock Unit
                          Plan. Incorporated herein by reference to Exhibit A to the Registrant's Proxy Statement for the year ended
                          January 30, 1999.

            4.5       -   Toys "R" Us, Inc. Non-Employee Directors' Stock Option
                          Plan. Incorporated herein by reference to Exhibit B to the Registrant's Proxy Statement for the year ended
                          January 30, 1999.

            4.6       -   Toys "R" Us,  Inc.  Non-Employee  Directors'  Deferred
                          Compensation Plan. Incorporated herein by reference to Exhibit C to the Registrant's Proxy Statement for the year ended January 30, 1999.

            5         -   Opinion of Cadwalader, Wickersham & Taft.

            23.1      -   Consent of Ernst & Young LLP.

            23.2      -   Consent of Cadwalader,  Wickersham & Taft (included in
                          Exhibit 5).

            24        -   Power of attorney  (included in the signature pages to
                          the Registration Statement).

ITEM 9.     UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided,  however,  that the  undertakings  set forth in paragraphs  (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on July 6, 1999.

                                                 TOYS "R" US, INC.

                                          By:    /s/ Louis Lipschitz
                                                 -------------------------------
                                                 LOUIS LIPSCHITZ
                                                 Executive Vice President
                                                 and Chief Financial Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis Lipschitz and Dennis J. Block, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 6, 1999.

              Signature                              Title
              ---------                              -----

/s/  Robert C. Nakasone
-------------------------------------      Director and Chief Executive Officer
     Robert C. Nakasone                    (Principal Executive Officer)



 /s/  Louis Lipschitz
-------------------------------------      Executive Vice President and Chief
      Louis Lipschitz                      Financial Officer (Principal
                                           Financial Officer)



/s/  Raymond L. Arthur
-------------------------------------      Vice President - Controller
     Raymond L. Arthur                     (Principal Accounting Officer)



/s/  Michael Goldstein
-------------------------------------      Chairman of the Board
     Michael Goldstein

/s/  Robert A. Bernhard
-------------------------------------      Director
Robert A. Bernhard

              Signature                              Title
              ---------                              -----

/s/  RoAnn Costin
-------------------------------------      Director
      RoAnn Costin



/s/  Calvin Hill
-------------------------------------      Director
     Calvin Hill



/s/  Shirley Strum Kenny
-------------------------------------      Director
     Shirley Strum Kenny



/s/  Charles Lazarus
-------------------------------------      Director, Chairman Emeritus
     Charles Lazarus



/s/  Norman S. Matthews
-------------------------------------      Director
     Norman S. Matthews



/s/  Howard W. Moore
-------------------------------------      Director
     Howard W. Moore



/s/  Arthur B. Newman
-------------------------------------      Director
     Arthur B. Newman

                                Exhibit Index
                                -------------

            Exhibit
            No.                Document
            ---                --------

            4.1            -   Restated  Certificate  of  Incorporation  of  the
                               Registrant    (filed   on   January   2,   1996).
                               Incorporated herein by reference to Exhibit 3.1 to the Form 8-B.

            4.2            -   Amended and  Restated  By-Laws of the  Registrant
                               (as of January 1, 1996).  Incorporated  herein by
                               reference  to  Exhibit  3.2 to the Form  8-B.  An
                               amendment  dated  March 11,  1997 to Amended  and
                               Restated   By-Laws.    Incorporated   herein   by
                               reference  to  Exhibit  3B  to  the  Registrant's
                               Annual  Report  on Form  10-K for the year  ended
                               January 31, 1998.

            4.3            -   Amended and Restated Rights  Agreement,  dated as
                               of April 16, 1999  between  Toys "R" Us, Inc. and
                               American   Stock   Transfer   &  Trust   Company.
                               Incorporated herein by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated
                               April 16, 1999.

            4.4            -   Toys "R" Us, Inc.  Non-Employee  Directors' Stock
                               Unit Plan. Incorporated herein by reference to Exhibit A to the Registrant's Proxy Statement for the year ended January 30, 1999.

            4.5            -   Toys "R" Us, Inc.  Non-Employee  Directors' Stock
                               Option Plan. Incorporated herein by reference to Exhibit B to the Registrant's Proxy Statement for the year ended January 30, 1999.

            4.6            -   Toys  "R"  Us,   Inc.   Non-Employee   Directors'
                               Deferred Compensation Plan. Incorporated herein by reference to Exhibit C to the Registrant's
                               Proxy Statement for the year ended January 30, 1999.

            5              -   Opinion of Cadwalader, Wickersham & Taft.

            23.1           -   Consent of Ernst & Young LLP.

            23.2           -   Consent   of   Cadwalader,   Wickersham   &  Taft
                               (included in Exhibit 5).

            24             -   Power  of  attorney  (included  in the  signature
                               pages to the Registration Statement).